EXHIBIT 21.1


                         Subsidiaries of the Registrant


         Set forth below is a listing, by name and jurisdiction of incorporation, of each corporation which is, as of the date of this Report, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation is a 100% owned subsidiary of the Registrant.

1)    Allstate Pool Business, L.P., a Delaware limited partnership.

2)    Allstate Pool Supplies, Inc., a Delaware corporation.

3)    Atlantic Pump & Equipment Company of Miami, Inc., a Florida corporation.

4) Atlantic Pump & Equipment Company of West Palm Beach, Inc., a Florida corporation.

5)    Carolina Pump & Supply Corp., a Rhode Island corporation.

6) Cayesteel, Inc., a Georgia corporation, a 100% owned subsidiary of WCC Merger Corporation.

7)    CF Fluid Controls, Inc., a Texas corporation.

8)    Chad Supply, Inc., a Florida corporation.

9)    Coastal Wholesale, Inc., a Florida corporation.

10)   Dominion Pipe & Supply Co., a Virginia corporation.

11)   Dominion Pipe Fabricators, Incorporated, a Virginia corporation.

12)   Douglas Leonhardt & Associates, Inc., a North Carolina corporation.

13)   ELASCO Agency Sales, Inc., an Illinois corporation.

14)   Elec-Tel Supply Company, a Georgia corporation.

15)   Electric Laboratories and Sales Corporation, a Delaware corporation.


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16)   FES Merger Corp., Inc., a Florida corporation.

17)   Gayle Supply Company, Inc., an Alabama corporation.

18)   Gilleland Concrete Products, Inc., a Georgia corporation.

19)   H Venture Corp., a Florida corporation.

20)   HHH, Inc., a Delaware corporation.

21)   HSI Acquisition Corporation, an Ohio corporation.

22)   HSI bestroute Investment, Inc., a Florida corporation.

23)   HSI Corp., a Delaware corporation.

24)   HSI Fusion Services, Inc., a Florida corporation.

25)   Hughes Supply Foundation, Inc., a Florida not-for-profit corporation.

26)   Hughes Supply FSC, Inc., a Barbados corporation.

27)   Hughes Supply Management Services, Inc., a Delaware corporation.

28)   Hughes Water & Sewer Company, a West Virginia corporation.

29)   JuNo Industries, Inc., a Florida corporation.

30)   Kamen Supply Company, Inc., a Kansas corporation.

31)   Kingston Pipe Industries, Inc., a Rhode Island corporation.

32)   L & T of Delaware, Inc., a Delaware corporation.

33)   Merex Corporation, a Texas corporation.

34) Merex De Mexico, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.

35) Merex Diesel Power, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.

36)   Metals Incorporated, an Oklahoma corporation.

37)   Metals, Inc. - Gulf Coast Division, an Oklahoma corporation.

38)   Mills & Lupton Supply Company, a Tennessee corporation.


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39)   Moore Electric Supply, Inc., a North Carolina corporation.

40)   Mountain Country Supply, Inc., an Arizona corporation.

41)   Olander & Brophy, Incorporated, a Pennsylvania corporation.

42)   One Stop Supply, Inc., a Tennessee corporation.

43)   Paine Supply of Jackson, Inc., a Mississippi corporation.

44)   Palm Pool Products, Inc., a Michigan corporation.

45)   Panhandle Pipe & Supply Co., Inc., a West Virginia corporation.

46)   Port City Electrical Supply, Inc., a Georgia corporation.

47)   R & G Plumbing Supply, Inc., an Alabama corporation.

48)   Reaction Supply Corporation, a California corporation.

49)   Shrader Holding Company, Inc., an Arkansas corporation.

50)   Southwest Stainless, L.P., a Delaware limited partnership.

51)   Stainless Tubular Products, Inc., an Oklahoma corporation.

52)   Union Merger Corporation, a North Carolina corporation.

53)   USCO Incorporated, a North Carolina corporation.

54)   U.S. Fusion Services, Inc., a Louisiana corporation.

55)   Virginia Water & Waste Supply Company, Inc., a Virginia corporation.

56)   WCC Merger Corporation, a Georgia corporation.

57)   Wholesale Electric Supply Corporation, a New York corporation.

58)   World-Wide Travel Network, Inc., a Florida corporation.

59)   Z&L Acquisition Corp., a Delaware corporation.